QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.5

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the use of our report included in or made a part of this registration statement.

ARTHUR ANDERSEN

Wirtschaftsprüfungsgesellschaft
Steuerberatungsgesellschaft mbH

By:	/s/ DR. WAGENER Dr. Wagener Wirtschaftsprüfer	By:	/s/ PLETT Plett Wirtschaftsprüfer

Berlin, Germany
November 8, 2001

QuickLinks

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS